EXHIBIT 4.2(e)
                           AMC ENTERTAINMENT INC.
                                     and
                    the Existing Guarantors Named Herein
                                     and
                            THE BANK OF NEW YORK,
                                 as Trustee
                        SIXTH SUPPLEMENTAL INDENTURE
                         Dated as of March 28, 1996
                                     to
                                  INDENTURE
                         Dated as of August 1, 1992,
                             As Supplemented by
                      THE FIRST SUPPLEMENTAL INDENTURE
                     Dated as of March 31, 1993, and by
                      THE SECOND SUPPLEMENTAL INDENTURE
                      Dated as of May 28, 1993, and by
                      THE THIRD SUPPLEMENTAL INDENTURE
                      Dated as of May 28, 1993, and by
                     THE FOURTH SUPPLEMENTAL INDENTURE
                    Dated as of March 31, 1994, and by
                     THE FIFTH SUPPLEMENTAL INDENTURE
                       Dated as of December 28, 1995
                      ____________________________
                                $100,000,000
                 12 5/8% Senior Subordinated Notes Due 2002

     SIXTH SUPPLEMENTAL INDENTURE, dated as of March 28, 1996 (the "Sixth Supplemental Indenture"), among AMC ENTERTAINMENT INC., a Delaware corporation (the "Company") , AMERICAN MULTI-CINEMA, INC., a Missouri corporation ("AMC"), AMC REALTY, INC., a Delaware corporation ("Realty"), AMC CANTON REALTY, INC., a Delaware corporation ("Canton Realty"), AMC PHILADELPHIA, INC., a Delaware corporation ("AMCP"), and BUDCO THEATRES, INC., a Pennsylvania corporation ("Budco") (AMC, Realty, Canton Realty, AMCP and Budco being collectively referred to herein as the "Existing Guarantors" and each as an "Existing Guarantor"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee"), to the Indenture, dated as of August 1, 1992, as supplemented by the First Supplemental Indenture, dated as of March 31, 1993, the Second Supplemental Indenture dated May 28, 1993, the Third Supplemental Indenture dated May 28, 1993, the Fourth Supplemental Indenture dated March 31, 1994, and the Fifth Supplemental Indenture dated December 28, 1995 (collectively, the "Indenture").

     WHEREAS, AMC and the Existing Guarantors have each heretofore guaranteed (the "Guarantee") the $100,000,000 aggregate principal amount of 12 5/8% Senior Subordinated Notes due 2002 (the "Securities") of the Company issued pursuant to the Indenture; and

     WHEREAS, there have been issued and are now outstanding Securities in the aggregate principal amount of $4,904,000; and

     WHEREAS, each of AMC Film Marketing, Inc. ("AMCFM") and Conservco, Inc. ("Conservco"), both of which are wholly-owned subsidiaries of AMC, desires to merge into and with AMC, with AMC being the surviving corporation, which mergers will result in the termination by operation of law of the existence of each of AMCFM and Conservco; and

     WHEREAS, Concord Cinema, Inc. ("Concord"), a wholly-owned subsidiary of AMCP, desires to merge into and with AMCP, with AMCP being the surviving corporation, which merger will result in the termination by operation of law of the existence of Concord; and

          WHEREAS, pursuant to Section 5.1(b)(ii), such mergers are not permitted unless each of the respective surviving entities assumes the non-surviving entity's obligations under the Indenture and the Guarantee of such non-surviving entity; and

     WHEREAS, AMC desires by this Sixth Supplemental Indenture, pursuant to and as contemplated by Sections 5.1 and 9.1 of the Indenture, to expressly assume the obligations of each of AMCFM and Conservco; and

     WHEREAS, AMCP desires by this Sixth Supplemental Indenture, pursuant to and as contemplated by Sections 5.1 and 9.1 of the Indenture, to expressly assume the obligations of Concord; and

     WHEREAS, pursuant to Section 5.1(b)(iv), such mergers are not permitted unless each Existing Guarantor reaffirms its obligations under the Indenture; and

     WHEREAS, each of the Existing Guarantors desires by this Sixth Supplemental Indenture, pursuant to and as contemplated by Sections 5.1 and
9.1 of the Indenture, to expressly reaffirm its obligations as a Guarantor under the Indenture and all of the covenants, agreements and undertakings of a Guarantor thereunder, including Article XI thereof; and

     WHEREAS, the execution and delivery of this Sixth Supplemental Indenture has been authorized by a resolution of the Board of Directors of each of the Company and the Existing Guarantors; and

     WHEREAS, upon the execution and delivery hereof, all conditions and requirements necessary to make this Sixth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms shall have been performed and fulfilled;

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                  ARTICLE I
                 ASSUMPTION AND REAFFIRMATION OF OBLIGATIONS
     Section 1.1.  Assumption of Obligations of AMCFM and Conservco.   AMC
hereby assumes all of the obligations of AMCFM and Conservco under the Indenture and under the Guarantee of such entity.

     Section 1.2. Assumption of Obligations of Concord. AMCP hereby assumes all of the obligations of Concord under the Indenture and under the Guarantee of such entity.

     Section 1.3. Reaffirmation of Existing Guarantors' Obligations. The Existing Guarantors each hereby confirms the due and punctual performance of its Guarantee and every covenant in the Indenture on the part of each Existing Guarantor to be performed or observed.

                                 ARTICLE II
                          MISCELLANEOUS PROVISIONS
     Section 2.1. Terms Defined. For all purposes of this Sixth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Sixth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     Section 2.2. Indenture. Except as supplemented hereby, the Indenture and the Securities (including the Guarantees thereof) are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

     SECTION 2.3. GOVERNING LAW. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE.

     Section 2.4. Successors. All agreements of each of the Existing Guarantors in this Sixth Supplemental Indenture shall bind the successors of each such corporation.

     Section 2.5. Multiple Counterparts. The parties hereto may sign multiple counterparts of this Sixth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 2.6. Effectiveness. The provisions of this Sixth Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 9.6 of the Indenture.

     Section 2.7. Trustee Disclaimer. The Trustee accepts the supplement to the Indenture effected by this Sixth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture hereby supplemented. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Existing Guarantors. Except to the extent that they relate to action taken by the Trustee, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity, efficacy or sufficiency of this Sixth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Existing Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Existing Guarantors, or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any supplement herein provided for, and the Trustee makes no representation with respect to any such matters.


ATTEST:                       AMC ENTERTAINMENT INC.


/s/ NANCY L. GALLAGHER_         By: /s/ PETER C. BROWN
                                        Peter C. Brown
                                        Executive Vice President
                                        and Chief Financial Officer


ATTEST:                       THE BANK OF NEW YORK,
                              as Trustee


____________________________       By: /s/ MARY JANE MORRISSEY
                                        Name:____________________
                                        Title:____________________


ATTEST:                       AMERICAN MULTI-CINEMA, INC.


/s/ NANCY L. GALLAGHER                  BY:  /s/ PETER C BROWN
                                        Peter C. Brown
                                        Executive Vice President and
                                        Chief Financial Officer

ATTEST:                       AMC REALTY, INC.


/s/ NANCY L. GALLAGHER                  BY:  /s/ PETER C BROWN _
                                                Peter C. Brown
                                                Executive Vice President
                                                and Chief Financial Officer


ATTEST:                       AMC PHILADELPHIA, INC.


/s/ NANCY L. GALLAGHER                  BY:  /s/ PETER C BROWN
                                                Peter C. Brown
                                                Executive Vice President
                                                and Chief Financial Officer


ATTEST:                       BUDCO THEATRES, INC.


/s/ NANCY L. GALLAGHER                  BY:  /s/ PETER C BROWN
                                                Peter C. Brown
                                                Executive Vice President
                                                and Chief Financial Officer


ATTEST:                       AMC CANTON REALTY, INC.


/s/ NANCY L. GALLAGHER                  BY:  /s/ PETER C BROWN
                                                Peter C. Brown
                                                Executive Vice President
                                                and Chief Financial Officer